CERTIFICATION OF BANC OF AMERICA COMMERCIAL MORTGAGE INC.
AS DEPOSITOR

Banc of America Commercial Mortgage Inc.,
Commercial Mortgage Pass-Through Certificates
Series 2006-2 (the “Trust”)

I, Peter Cookson, certify that:

1.  I have reviewed this annual report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K (the “Exchange Act Periodic Reports”), of the Trust formed pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of June 1, 2006, among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee and REMIC Administrator;

2.  Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.  Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.  Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

5.  All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and REMIC Administrator, Capstone Realty Advisors, LLC, as Sub-Servicer, Collateral Mortgage Capital, LLC, as Sub-Servicer, Laureate Capital LLC, as Sub-Servicer, Midland Loan Services, Inc., as Sub-Servicer, NorthMarq Capital, Inc., as Sub-Servicer, and Holliday Fenoglio Fowler, L.P., as Sub-Servicer.

Date: 3/26/07

/s/ Peter Cookson
Name: Peter Cookson
Title:  Senior Vice President